Agreement



     This Agreement, entered into as of this 22nd day of December, 1998, by and among Republic First Bancorp, Inc. ("Company"), a Pennsylvania corporation, and First Republic Bank (the "Bank"), a Pennsylvania banking corporation, and Harry
D. Madonna ("Chairman").
     Whereas, Chairman has served as Chairman of the Board and Chairman of the Executive Committee of the Company and the Bank; and
     Whereas, Chairman has been involved in initiating, reviewing, analyzing, negotiating and implementing various mergers and acquisitions on behalf of the Company and the Bank; and
     Whereas, the Company and the Bank believe that Chairman's service as director and as Chairman of the Board of the Company, Chairman of the Executive Committee of the Company and as a director and Chairman of the Board of Directors and the Executive Committee of the Bank is essential for the continuing and future success of the Company and the Bank; and
     Whereas, Chairman desires to serve in such capacity for the benefit of the Company and the Bank;
     Now, Therefore, in consideration of the mutual promises contained herein, and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:
     1.  Titles and Duties
          (a) Chairman shall serve as Chairman of the Board of Directors and the Executive Committee of the Company and the Bank and as a director of the Company and the Bank for a period equal to the lesser of three (3) years or the balance of his present term as a director of the Company (the "Initial Term"), and shall continue to engage in various activities on behalf of the
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Company and the Bank, including but not limited to the initiation, review, analysis, negotiations, and implementations of possible mergers and/or acquisitions for the Company and/or the Bank.
          (b) At the end of the Initial Term, the Board of Directors of each of the Company and the Bank shall, subject to the exercise of their respective fiduciary duties, re-elect Chairman as Chairman of Board of Directors and the Executive Committee of the Company and a director and Chairman of the Board of Directors and the Executive Committee of the Bank for an additional term of three (3) years (the "Second Term"; the Initial Term and the Second Term to be referred to collectively as the "Term").
     2.  Continuing Benefits
          (a) Chairman shall receive such benefits, remunerations and reimbursement of expenses from the Company or the Bank as have been provided to him as of December 31, 1998 as Chairman of the Company and the Bank, including, without limitation:
             (i) Initiation fees, dues and expenses for one (1) country club and one (1) downtown club;
             (ii) A luxury sedan automobile, plus reimbursement for all repairs, insurance and parking costs, and car phone costs and expenses;
             (iii) Payment of all customary, normal, and reasonable travel and entertainment expenses necessary to fulfill his duties as Chairman, such expenses to be reviewed and approved by the President of the Company.
          (b) In addition to the foregoing, Chairman shall be eligible for all bonuses, stock options, compensation, and benefits now or hereafter available for any member of the Board or previously granted to Chairman.

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     3.  Other Benefits
          (a) In the event (i) the Chairman is removed as Chairman of the Board of Directors of the Company prior to the end of the Term, or (ii) of a Fundamental Change, as such term is defined below, the Chairman shall have the right, for a period of ninety (90) days following the date the Fundamental Change occurs, to terminate this Agreement by sending written notice to such effect to the Company. A termination under this paragraph shall be effective ten
(10) days after the mailing of such notice to the Company. If Chairman terminates this Agreement pursuant to this Paragraph 3(a), Chairman shall be entitled to a payment of $250,000, to be paid within fifteen (15) days of such notice, together with the transfer of the automobile then made available to Chairman free of all liabilities, costs, liens, or encumbrances together with such funds to reimburse Chairman for all federal, state, and local transfer taxes, fees, and costs involved in the transfer of such automobile, and local income taxes that may be assessed against Chairman (at the highest taxable rate) by reason of the transfer of such automobile, and all Stock Options previously granted to Chairman shall become fully vested on the date of such termination.
          (b) A Fundamental Change shall mean:
              (i) individuals who, as of the date hereof, constitute the Board of the Company (the "Incumbent Board") cease for any reason to constitute at least fifty percent (50%) of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose nomination for election by such Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or

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         removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than one nominated by the Board; and
              (ii) the Company or the Bank shall enter into an agreement or agreements providing for (a) the reorganization, merger, or consolidation of the Company or the Bank with or into another entity,
         (b) the exchange of all or substantially all of the stock of the Company or the Bank for the stock of another entity, (c) the liquidation or dissolution of the Company or the Bank, or (d) the sale or the disposition of all or substantially all of the assets of the Company or of the Bank; provided that the Chairman and a majority of the members of the Incumbent Board then remaining as members of the Board of Directors of the Company or the Bank, as the case may be, shall have voted against the approval of any such agreement or agreements described in this Paragraph 3(b)(ii).
     4.  Miscellaneous
          (a) This Agreement shall inure to the benefit of and be binding upon the Company and the Bank and their respective successors and assigns and the Chairman and his heirs, personal representatives, successors, and administrators.
          (b) No modification of this Agreement shall be binding or enforceable in any court unless in writing and signed by the parties. This Agreement represents the entire agreement and understanding of the parties with respect to the subject matters of this Agreement, and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in Pennsylvania. Notwithstanding the foregoing, nothing contained in this Agreement shall affect or limit any rights accrued to Chairman under any previous contracts with the Company or the Bank.

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          (c) If any provision of this Agreement shall be or shall become illegal or unenforceable in whole or in part, for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding, and subsisting.
          (d) The headings in the sections of this Agreement are for convenience only and they shall not affect the interpretation of this Agreement.
          (e) The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or violation thereof.
          (f) In the event any dispute shall arise between the Chairman and the Company as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action taken by Employee to enforce the terms of this Agreement or in defending against any action taken by the Company, the Company shall reimburse Chairman for all costs and expenses, including reasonable attorneys' fees and costs, arising from such dispute, proceedings, or actions, notwithstanding the ultimate outcome thereof. Such reimbursement shall be paid within ten (10) days of Chairman furnishing to the Company written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Chairman. Any such request for reimbursement by Chairman shall be made no more frequently than at sixty (60) day intervals.
     5.  Notices
          (a) All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid to the following addresses or to such other address as either party may designate from time to time.

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                                    If to Chairman to:

                                    Harry D. Madonna, Esquire
                                    5 Clayton Place
                                    Newtown Square, PA 19073

                                    If to the Company to:

                                    President
                                    Republic First Bancorp, Inc.
                                    1608 Walnut Street
                                    Suite 1000
                                    Philadelphia, PA 19103

                                    If to the Bank to:

                                    President
                                    First Republic Bank
                                    1608 Walnut Street
                                    Suite 1000
                                    Philadelphia, PA 19103

Any such notices, requests, demands, and other communications under this Agreement, shall be given to such other or additional Person or Persons as either party shall have designated to the other party in writing by like notice.


F:\40035\016\hdm SEVERANCE AGREE
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     In Witness Whereof, the undersigned have hereunto set their hands and seals as of the date and year above first written.

                                   Republic First Bancorp, Inc.



                                   By:______________________________
                                      Jere A. Young, President


                                   First Republic Bank



                                   By:_______________________________
                                      Jere A. Young, Vice President



                                   ----------------------------------
                                      Harry D. Madonna


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